SCIENTIFIC ADVISORY BOARD
CONSULTING AGREEMENT

This Scientific Advisory Board Consulting Agreement (the “Agreement”) is made as of this ______ day of March, 2009, between Shrink Technologies, Inc., a California corporation (the "Company"), and Dr. Michelle Khine (the "Consultant") and shall be effective upon execution by the Company and the Consultant (the "Effective Date"). The Company and the Consultant are collectively referred to herein as the “Parties.”

The Consultant is the principal inventor of the technology which the Company has licensing rights to and has been involved in scientific research in fields of particular interest to the Company.  The Company wishes to retain the Consultant in a consulting capacity and as a member of one or more panels of the Company's Scientific Advisory Board (the “SAB”) and the Consultant desires to perform such consulting services. Accordingly, the Parties agree as follows:

1.           Services.  The Consultant will advise the Company's management, employees and agents, at reasonable times, in matters related to the relevant field of interest (“Field of Interest”), as requested by the Company and set forth in Exhibit A attached hereto.Consultant will provide consulting services, which shall amount to not more than twenty (20) days per annum, as reasonably requested by the Company and as the Consultant’s schedule permits. Consultation may be sought by the Company over the telephone, in person, at the Company's offices or another reasonable location or through written correspondence, and will involve reviewing activities and developments in the Field of Interest.  Additionally, Consultant may be requested to attend, to the extent Consultant’s schedule permits, one or more in person meetings with other members of a Panel or the SAB, upon reasonable notice being given to the Consultant, in keeping with the terms of this Agreement.

2.           Term and Termination.  The term of this Agreement will begin on the Effective Date of this Agreement and will end on the four year anniversary (based on a 360 day year containing four (4) ninety (90) day quarterly periods) of this Agreement or upon earlier termination as provided below (the "Term"); provided that the Term may be renewed, by mutual assent by the Parties, for successive one-year periods. This Agreement may be terminated at any time upon sixty (60) days written notice by either party.  The Consultant agrees, following the termination of this Agreement or upon earlier request by the Company, to promptly return all drawings, tracings, and all visual or written materials in the Consultant’s possession that were supplied by the Company in conjunction with the Consultant’s consulting services under this Agreement, or generated by the Consultant in the performance of consulting services under this Agreement.

3.           Compensation.  Immediately following an acquisition transaction with AudioStocks, Inc. (“AUIO”), a Delaware corporation (NASDAQ: AUIO), exclusive of the Signature Bonus (the “Signature Bonus” described below) the right, title and interest in the Compensation discussed in this Section 3 shall be earned, vest and be due and payable, during the Term, in equal quarterly amounts, on the first day of the quarterly period immediately subsequent to a quarterly period in which this Agreement was effective.  The Consultant shall be compensated for services rendered as set follows:

3.1           200,000 common shares of AUIO as a Signature Bonus, earned on the 180th day of the Term.

3.2           Beginning on the first day of every quarterly period which this Agreement is effective (“Option Exercise Start”) and ending twenty-four months thereafter (“Option Exercise End”), for any such respective quarterly period, Consultant shall have the right to purchase up to 25,000 restricted common shares (“Quarterly Allotment”) of the Company’s stock at the closing market price for the Company’s common shares on the first day such an option may be exercised (the “Exercise Price”).  Consultant understands that any restricted shares, and any securities issued in respect thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

3.3           The Company shall reimburse the Consultant for all pre-approved and reasonable expenses incurred in the performance of this Agreement.

4.           Certain Other Contracts.  The Consultant will not disclose to the Company any information that the Consultant is obligated to keep secret pursuant to an existing confidentiality agreement with a third party, and nothing in this Agreement will impose any obligation on the Consultant to the contrary.  The consulting work performed hereunder will not be conducted on time that is required to be devoted to any other third party. The Consultant shall not use the funding, resources and facilities of the any other third party to perform consulting work hereunder and shall not perform the consulting work hereunder in any manner that would give any third party rights to the product of such work.  The Consultant has disclosed and, during the Term, will disclose to the President of the Company any conflicts between this Agreement and any other relevant agreements binding the Consultant.  Consultant shall notify the Company of all other consulting agreements which Consultant has entered into, or any consulting services which Consultant may provide, to any third party.

5.           Direction of Projects and Inventions to the Company. Subject to the Consultant's obligations under any confidentiality or other written obligations to third parties (including academic institutions which Consultant is employed by), during the Term of this Agreement, the Consultant will use his best efforts to disclose to the President of the Company, on a confidential basis, technology and product opportunities which come to the attention of the Consultant in the Field of Interest, and any invention, improvement, discovery, process, formula or method or other intellectual property relating to or useful in, the Field of Interest (collectively "New Discoveries"), whether or not patentable or copyrightable, and whether or not discovered or developed by Consultant.

6.           Inventions Discovered by the Consultant While Performing Services Hereunder. The Consultant will promptly and fully disclose to the President of the Company any invention, improvement, discovery, process, formula, technique, method, trade secret, or other intellectual property, whether or not patentable, whether or not copyrightable (collectively, "Invention") made, conceived, developed, or first reduced to practice by the Consultant, either alone or jointly with others, while performing services hereunder. The Consultant hereby assigns to the Company all of his right, title and interest in and to any such Inventions. The Consultant will execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents or copyrights in any and all countries on such Inventions. The Consultant hereby irrevocably designates the Secretary of the Company as his agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights, and to enforce the Company's rights under this paragraph. This Section 6 will survive the termination of this Agreement.

7.           Confidentiality.

7.1           The Consultant acknowledges that, during the course of performing his services hereunder, the Company will be disclosing information to the Consultant, and the Consultant will be developing information related to the Field of Interest, Inventions, projects, products, potential customers, personnel, business plans, and finances, as well as other commercially valuable information (collectively "Confidential Information"). The Consultant acknowledges that the Company's business is extremely competitive, dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information would result in serious harm to the Company.  The Consultant agrees that the Confidential Information will be used by the Consultant only in connection with consulting activities hereunder, and will not be used in any way that is detrimental to the Company.  The Consultant agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. The Consultant will treat all such information as confidential and proprietary property of the Company.  The term "Confidential Information" does not include information that (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (ii) was within the relevant party's possession prior to being furnished to such party, (iii) becomes available to the relevant party on a non-confidential basis, or (iv) was independently developed by the relevant party without reference to the information provided by the Company.  The Consultant may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Consultant will give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.  Upon termination of this Agreement, the Consultant will promptly return to the Company all materials containing Confidential Information as well as data, records, reports and other property, furnished by the Company to the Consultant or produced by the Consultant in connection with services rendered hereunder, together with all copies of any of the foregoing. Notwithstanding such return, the Consultant shall continue to be bound by the terms of the confidentiality provisions contained in this Section 7 for a period of two years after the termination of this Agreement.

7.2           If the Consultant has a conflict of interest, or potential conflict of interest, with respect to any matter presented at a meeting of the SAB, he shall excuse himself from the discussion of such matter and at the time of the execution of this Agreement, Consultant shall disclose and describe all potential conflicts of interest that may arise from the execution of this Agreement with respect to prior engagements Consultant is a party to.

7.3           The attached Exhibit B Non-Disclosure Agreement shall be incorporated herein as if it were a term of the same Agreement.

8.           Freedom to Publish.

8.1           The Company acknowledges the Consultant's obligation to disseminate new knowledge and research findings. Notwithstanding the confidentiality provisions, or any other provision, of this Agreement, the Consultant may publish and make oral presentations of the results of the Consultant's work performed pursuant to this Agreement under the terms set forth in this Section 8.

8.2           The Consultant acknowledges that publication or oral disclosure of any Invention or other work prior to filing for patent or copyright protection could result in the complete loss of any commercial value of the Consultant's research to the Company, and/or the Consultant, as the case may be. The Consultant will provide the Company with sufficient disclosure regarding Inventions owned by the Company under Section 6 at least 90 days prior to publication to allow the Company to evaluate such disclosure; Consultant will work with the Company to file patent or copyright applications prior to disclosure or publication, or to modify such publication if such disclosure regarding Inventions owned by the Company under Section 6 would materially affect the business of the Company.

9.           Use of Name. It is understood that the name of the Consultant will appear in disclosure documents required by securities laws, and in other regulatory, administrative filings and public relations materials in the ordinary course of the Company's business. The above-described uses will be deemed to be acceptable uses.

10.           No Conflict: Valid and Binding. The Consultant represents that neither the execution of this Agreement nor the performance of the Consultant's obligations under this Agreement will result in a violation or breach of any other agreement by which the Consultant is bound. The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.

11.           Notices. Any notice provided under this Agreement shall be in writing and shall be deemed to have been effectively given (i) upon receipt when delivered personally, (ii) one day after sending when sent by private express mail service (such as Federal Express), or (iii) 5 days after sending when sent by regular mail to the following address:

In the case of the Company:	In the case of the Consultant:

Shrink Technologies, Inc.	Attention: Michelle Khine
2038 Corte del Nogal, Suite 110	mckhinester@gmail.com
Carlsbad, California 92011

or to other such address as may have been designated by the Company or the Consultant by notice to the other given as provided herein.

12.           Independent Contractor: Withholding. The Consultant will at all time be an independent contractor, and as such will not have authority to bind the Company. The Parties acknowledge that this Agreement is not a contract within the meaning of Section 2750 of the California Labor Code, and the Consultant is not an employee of the Company for any purpose under the California Labor Code.  Consultant will not act as an agent nor shall he be deemed to be an employee of the Company for the purposes of any employee benefit program, unemployment benefits, or otherwise. The Consultant recognizes that no amount will be withheld from his compensation for payment of any federal, state, or local taxes and that the Consultant has sole responsibility to pay such taxes, if any, and file such returns as shall be required by applicable laws and regulations. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company.

13.           Assignment. Due to the personal nature of the services to be rendered by the Consultant, the Consultant may not assign this Agreement. The Company may assign all rights and liabilities under this Agreement to a subsidiary or an affiliate or to a successor to all or a substantial part of its business and assets without the consent of the Consultant. Subject to the foregoing, this Agreement will inure to the benefit of and be binding upon each of the heirs, assigns and successors of the respective parties.

14.           Severability. If any provision of this Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and the remaining provisions shall continue in full force and effect.

15.           Remedies. The Consultant acknowledges that the Company would have no adequate remedy at law to enforce Sections 4, 5, 6 and 7 hereof. In the event of a violation by the Consultant of such Sections, the Company shall have the right to obtain injunctive or other similar relief, as well as any other relevant damages, without the requirement of posting bond or other similar measures.

16.           Governing Law; Entire Agreement; Amendment. This Agreement shall be governed by the laws of the State of California applicable to agreements made and to be performed within such State, represents the entire understanding of the parties, supersedes all prior agreements between the parties, and may only be amended in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Shrink Technologies, Inc.                                                           Consultant

____________________________                                         _____________________________
By: Mark L. Baum                                                                           By: Michelle Khine
Its: President                                                                                   an individual

EXHIBIT A

Fields of Interest

The Consultant has reviewed information provided by the Company and other information which may be publicly available on the world-wide-web, and is familiar with the specific research efforts and business projects that the Company is engaged in and is actively pursuing.

The Company wishes to pursue a greater understanding of the durability and nature of the polystyrene substrate it uses in various applications which have been discussed with Consultant.  The Company also wishes to pursue new methods to create nanostructures on the polystyrene substrates it presently uses, and to find other materials which may enable similar efficiencies and values to products and products classes as the Company believes it may commercially offer through the use of polystyrene.

Broadly, the Company desires for Consultant to advance the Company’s technologies and products, those which exist and those which may reasonably exist, for all uses.

Description of Services

Assist management of the Company by:

1.           Determining the general scientific direction of the company;
2.           Recruiting of Scientific Advisory Board Members and Consultants to the Company;
3.           Recruiting full-time management and scientific personnel to the Company;
4.           Reviewing the feasibility of the scientific goals of the Company and developing strategies for achievingthem;
5.           Identifying and developing relationships with potential strategic partners;
6.           Identifying, reviewing and advising the Company, in a form (oral, writing or other) that is generallyacceptable by scientists advising businesspersons in order to be reasonably commercially useful, as to themost recent scientific advances in the Field of Interest, as well as other scientific developments and intellectual property in the Field of Interest; and
7.           Providing advice, support, theories, techniques and improvements in the Company's scientific research andproduct development activities.

Prior Engagements and Potential Conflicts of Interest

Name of Company                                                                                                           Area of Consultation